Exhibit 99.1

NEWS RELEASE
CONTACT:
Gary S. Maier
Vice President, Corporate Communications & IR
310-972-5124

Motorcar Parts of America Announces Strategic Convertible Note Investment
--Co-Founder of Private Equity Firm Joins Board--

LOS ANGELES, CA – March 31, 2023 – Motorcar Parts of America Inc.

 (Nasdaq: MPAA) today announced it has entered into a note purchase investment with funds affiliated with or advised by Los Angeles-based Bison Capital Asset Management, LLC, and the sale of $32,000,000 in aggregate principal amount Convertible Notes due in 2029.

The Notes may be converted at any time by the Holder, subject to certain conditions, at a conversion price of $15.00 per share. The Company is also able to redeem the notes after three years.

 “This strategic investment complements management’s ongoing goals and objectives, while enhancing the company’s working capital to support building sustainable shareholder value. The company not only values the investment, but also the participation of Bison’s co-founder. We remain diligently focused on achieving our near- and long-term financial targets at an exciting inflection point in the company’s evolution,” said Selwyn Joffe, chairman, president, and chief executive officer.

The Notes will bear interest at a rate of 10.0 percent per annum, and compound annually, payable in kind or in cash with the option to pay in arrears, commencing on April 1, 2024.

The Notes have a stated maturity of March 30, 2029, subject to earlier conversion or redemption in accordance with certain terms and conditions.

Additional information regarding the terms and conditions of the investment is available in a related Form 8-K filed today with the Securities and Exchange Commission.

Joffe added that Doug Trussler, partner and co-founder of Bison Capital, has agreed to serve as a member of the company’s board of directors. “We appreciate Bison’s considerable company and industry research and analysis during its diligence process, and we welcome Doug’s contributions as a member of the board,” Joffe said.

“Our investment in Motorcar Parts of America recognizes the increasing opportunities available to the company by leveraging its industry leadership, global footprint, and infrastructure. The non-discretionary automotive aftermarket parts industry is unique and vibrant, and we look forward to participating and benefiting from the company’s success in the near and long term,” commented Doug Trussler.

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About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer, and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearings and hub assemblies, brake calipers, brake master cylinders, brake power boosters, turbochargers, and diagnostic testing equipment utilized in imported and domestic passenger vehicles, light trucks, and heavy-duty applications. Its products are sold to automotive retail outlets and the professional repair market throughout the United States, Canada, and Mexico, with facilities located in California, New York, Mexico, Malaysia, China and India, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia, and Canada. In addition, the company’s electrical vehicle subsidiary designs and manufactures testing solutions for performance, endurance, and production of multiple components in the electric power train – providing simulation, emulation, and production applications for the electrification of both automotive and aerospace industries, including electric vehicle charging systems. Additional information is available at www.motorcarparts.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors.  Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2022 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.
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